UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
March 11, 2011
Date of Report (Date of earliest event reported)
PRGX Global, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Georgia
(State or Other Jurisdiction of Incorporation)

0-28000	58-2213805

(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100, Atlanta, Georgia	30339-5949

(Address of Principal Executive Offices)	(Zip Code)
770-779-3900
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 11, 2011, the Board of Directors of PRGX Global, Inc. (the “Company”) appointed Brian D. Lane to serve as Controller and Principal Accounting Officer of the Company. Robert Lee, who had been serving as Controller and Principal Accounting Officer in addition to his roles as Chief Financial Officer and Treasurer prior to Mr. Lane’s appointment, will continue to serve as Chief Financial Officer and Treasurer of the Company. Prior to joining the Company, Mr. Lane served as Chief Accounting Officer for NexCen Brands, Inc., a franchisor of restaurant and retail concepts, from September 2009 to August 2010. Prior to that he served as the Chief Accounting Officer for Altisource Portfolio Solutions, a mortgage servicing and debt collection company, from August 2008 to September 2009. Before joining Altisource, Mr. Lane served as the Controller — Credit Cards of CompuCredit Corporation, a public financial services company that provides branded credit cards, retail micro-loans, auto loans and debt collection services, from November 2005 to August 2008. Mr. Lane began his career at Ernst & Young LLP. Mr. Lane is 49 years old.
     Mr. Lane’s annual salary is $180,000, and he is eligible for a bonus in accordance with the terms of the Company’s 2011 Performance Bonus Plan. He may also participate in the other employee benefit plans that are generally available to U.S. employees of the Company.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRGX Global, Inc.
By:	/s/ Victor A. Allums
Victor A. Allums
Senior Vice President, Secretary and General Counsel
Dated: March 14, 2011